                                                                  EXHIBIT 10.3

                CLOSE CORPORATION AND SHAREHOLDERS' AGREEMENT


                  This Close Corporation and Shareholder's Agreement (the "Agreement") made to be effective as of the 24th day of March, 1994, by and among Dong Yang Tinplate America Corp. ("Dong Yang America"), a California corporation, Wheeling-Pittsburgh Corporation ("Wheeling-Pittsburgh"), a Delaware corporation, Nittetsu Shoji America, Inc. ("Nittetsu"), a California corporation, and Ohio Coatings Company ("Coating Company"), an Ohio corporation.

                                    RECITALS:

                  (A) The Shareholders own all 100% of the issued and outstanding Common and Preferred Shares of the Coating Company and are its only Shareholders. Dong Yang America owns 600 shares of common, Wheeling-Pittsburgh owns 600 shares of common and Nittetsu owns 300 preferred shares.

                  (B) The Shareholders desire to enter into an agreement regulating certain aspects of (i) the internal affairs of the Coating Company,
(ii) the operations of the Coating Company and (iii) the relations among the Shareholders, directors and officers of the Coating Company and each other person who may thereafter become the holder of Shares of the Coating Company.

                  (C) The Shareholders and the Coating Company further desire to enter into an agreement in respect of the issuance, sale, transfer, distribution, encumbrance or other distribution of Shares of the Coating Company.

                  NOW, THEREFORE, in consideration of the premises and of their mutual covenants set forth hereinafter, and subject to the fulfillment of the remaining terms and conditions precedent set forth in the Letter of Intent dated June 21, 1994, the parties hereto make the following agreement, intending to be legally bound thereby.

                                   ARTICLE ONE

                                   Definitions

                  Section 1.01. Defined Terms. Each term with the initial letter capitalized in this Agreement shall have the meaning specified herein, when used in this Agreement, including the exhibits and schedules hereto.

                  Section 1.02. Articles. "Articles" means the Articles of Incorporation of the Coating Company as in effect from time to time.

                  Section 1.03. Change in Control. "Change in Control" means, with respect to Wheeling-Pittsburgh, the transfer to persons other than a holding company of a majority of the capital stock of Wheeling-Pittsburgh Steel Corporation or any transfer of substantially all of the assets of Wheeling-Pittsburgh Steel Corporation, and means, with respect to Dong Yang America or its parent, Dong Yang Tinplate Ind. Co., Ltd. ("Dong Yang"), the transfer to persons who are not immediate members of the Sohn family of a majority of the capital stock of Dong Yang, any transfer of substantially all of the assets of Dong Yang, or a change in ownership of Dong Yang America.

                  Section 1.04. Code of Regulations. "Regulations" means the Code of Regulations of the Coating Company as in effect from time to time.

                  Section 1.05. Impasse. "Impasse" means the inability of Dong Yang America and Wheeling-Pittsburgh to agree on a Major Corporate Decision as contemplated by Section 3.05(C) after the procedures set forth in this Section
1.05 have been exhausted:

                  A. If Wheeling-Pittsburgh and Dong Yang America disagree on a Major Corporate Decision in the Coating Company's business, either may give notice to the other that it believes that an Impasse is possible, whereupon Wheeling-Pittsburgh and Dong Yang shall through their designees negotiate in good faith, for a period of thirty (30) days from the date such notice was given, a resolution of their disagreement.

                  B. If the disagreement has not been resolved within such thirty (30) day period, then either:

                           (1)  Wheeling-Pittsburgh  and Dong Yang America shall
agree to defer the decision giving rise to the disagreement for a fixed period of time and extend (if necessary) the Raw Materials Supply Agreement or other long term agreements in which event no Impasse shall be deemed to have occurred; or

                           (2)  Wheeling-Pittsburgh  and Dong Yang America shall
select an independent mediator and attempt to resolve the disagreement through mediation. If the disagreement has not been resolved within seventy-five (75) days after notice was given under Section 1.05(A), an Impasse shall be deemed to have occurred.

                  Section 1.06. Fair Market Value. "Fair Market Value" means a value or price negotiated at arm's length between the affected parties. If the parties cannot agree on a Fair Market Value for purposes of Sections 6.02 and 6.03, then it shall be determined by a certified appraiser selected by the parties and, if the parties cannot agree, then by the Arbitrator.

                  Section 1.07. Shareholder. "Shareholder" means Dong Yang America, Nittetsu and Wheeling-Pittsburgh, or their successors or assigns, but excludes a purported transferee of any Shares of the Coating Company pursuant to any transaction that contravenes the terms and conditions of this Agreement and "Shareholders" means more than one Shareholder.

                  Section 1.08. Share. "Share" means any share of any class of shares of the Coating Company.

                  Section 1.09. Common Share. "Common Share" means any of the common Shares of the Coating Company.

                  Section 1.10. Preferred Share. "Preferred Share" means any share of the non-voting (cumulative) preferred shares of the Coating Company.

                  Section 1.11. Substrate. "Substrate" shall mean the black plate or cold rolled steel coils which will be converted to tin mill product by the Coating Company.

                  Section 1.12. Toll Processing. "Toll Processing" means the process of coating steel or other metal coils of another for a service charge.

                  Section 1.13. Raw Materials Supply Agreement. "Raw Materials Supply Agreement" refers to a long term agreement by the Coating Company to purchase a substantial amount of its substrate requirements from Wheeling-Pittsburgh Steel Corporation.

                  Section 1.14. Start-Up Date. The Start-Up Date shall mean the date on which the line is first in service, producing commercially acceptable product.

                  Section 1.15. Wheeling-Pittsburgh. "Wheeling-Pittsburgh" means Wheeling-Pittsburgh Corporation, its subsidiaries, affiliates and related entities.

                  Section 1.16. Out-of-Pocket Expenses. For purposes of Section 4.04, the term "Out-of-Pocket Expenses" shall mean the ordinary and necessary business expenses incurred by personnel incident to their performance of services, but shall not include normal living expenses.


                                   ARTICLE TWO

                           Close Corporation Agreement

                  Section 2.01. Close Corporation Agreement. This Agreement is to be a close corporation instrument governed by Section 1701.591 of the Ohio Revised Code, and is a close corporation agreement as that term is defined in
Section 1701.01(X) of the Ohio Revised Code. This Agreement shall regulate aspects of the internal affairs of the Coating Company and the relations of the Shareholders, Directors and Officers of the Coating Company between themselves to the extent set forth herein and, if the Articles or Regulations of Coating Company shall be inconsistent with this Agreement, such inconsistent provision of the Articles and the Regulations shall be suspended during the term of this Agreement and the provisions of this Agreement shall be controlling. To the extent not inconsistent with the provisions of this Agreement, the Articles and Regulations of the Coating Company, as amended from time to time, shall regulate aspects of the internal affairs of the Coating Company and the relations of the Shareholders and Directors of the Coating Company among themselves.

                                  ARTICLE THREE

                              Corporate Governance

                  Section 3.01. Shareholders' Authority. The Shareholders and the Coating Company agree that there shall be one (1) regular meeting of the Shareholders of the Coating Company to be held within three (3) months of the end of the Coating Company's fiscal year. The parties to this Agreement agree to hold other Shareholders meetings only when requested in writing by one of the Common Shareholders or only when required by the Ohio Revised Code.

                  Section 3.02. Directors' Authority. The parties agree that there shall be two (2) regular meetings of the board of directors ("Board") of the Coating Company held semi-annually. Other meetings shall be held only upon the written request of four or more directors ("Directors") of the Coating Company. All actions of the Board shall require the affirmative vote of five (5) members in order for the action to be effective. The Directors of the Coating Company shall exercise the authority of Coating Company as provided in the Ohio Revised Code, subject to the terms and conditions of this Agreement, including, but not limited to, the requirement that all actions require five (5) affirmative votes of the members of the Board.

                  If any action proposed by any member of the Board concerning the operations of the Coating Company, other than the Major Corporate Decisions described in Section 3.05(C) hereof, does not receive five (5) affirmative votes, any four (4) directors may request arbitration of this action as provided in Section 11.16 hereof.

                  Section 3.03. Election and Number of Directors. The Board of the Coating Company shall be comprised of eight (8) Directors. No action shall be taken by the Board of the Coating Company except at a meeting of the Directors at which a quorum of the Directors are present, or, alternatively, pursuant to a unanimous action in writing as provided in the Ohio Revised Code. Dong Yang America shall have the right to elect four (4) Directors of the Coating Company and Wheeling-Pittsburgh shall have the right to elect four (4) Directors of the Coating Company. Any Director appointed or selected by a Shareholder(s) may be removed by that Shareholder at any time with or without cause. Any vacancy on the Board shall be filled within thirty (30) days after it occurs, by the Shareholder(s) who originally designated the Director whose seat on the Board is vacant.

                  Section 3.04. Selection of Officers and Authority of Officers. Notwithstanding any provision of the Ohio Revised Code to the contrary, the officers of the Coating Company and their duties, responsibilities and authority shall be as follows:

                  A. The Chairman of the Board shall be elected by Dong Yang America and shall chair the meetings of the Board.

                  B. The President and Chief Executive Officer shall be elected by Wheeling-Pittsburgh and shall have the authority to conduct the day-to-day operations of the business as is consistent with the normal authority of a President of a corporation.

                  C. An Executive Vice President elected by Dong Yang America to whom the Vice President of Administration and Treasurer and Secretary will report. D. A Vice President of Administration and Treasurer shall be elected by Wheeling-Pittsburgh and shall have such authority and responsibility for the administrative, human resources, accounting and financial affairs of the Coating Company as the President shall prescribe through the Executive Vice President. E. A Secretary
                           and  Assistant Secretary shall be   elected  by
                           Wheeling-Pittsburgh  and   Dong  Yang  America
                           respectively and shall be responsible for maintaining the business and corporate records of the Coating Company and shall report to the Executive Vice President.

                  Section 3.05. Director Authority and Major Corporate
Decisions.

                  A.       Limitation on Officers. No officer shall have the
                           authority  to  exercise  any   Director's Authority
                           (hereinafter defined) including but not limited to any activity outside the ordinary course of the business of the Coating Company which has not been previously approved by the Directors of the Coating Company.

                  B. Action by a Majority of the Directors. Except as provided in Section 3.05(C) hereof, the Board by the affirmative vote of five (5) members may authorize the taking of any Director Authority or any action of the Coating Company not specifically prohibited by subparagraph (C) of Section 3.05 hereof. Director Authority shall mean all authority of the Board as provided in the Ohio Revised Code except for the actions described in subparagraph (C) of Section 3.05 hereof.

                  C. Major Corporate Decisions. (a) All major corporate decisions (as hereinafter defined) shall require the affirmative vote of Common Shareholders owning sixty-six and two-thirds percent (66 2/3%) of the voting power of the Common Shares.

                                   (b)  For the purposes of this Agreement,
                           "Major Corporate Decisions" shall be the following:

                      i. A decision to engage in any business other than the manufacture for sale or Toll
                                    Processing  of  tin   mill  products for
                                    customers, including, but not limited to, the decision to add additional coating lines or engage in a different line of product or business;

                      ii. Selling, leasing, assigning, exchanging, disposing or transferring all or substantially all of the assets, with or without goodwill, of the Coating Company;

                     iii. Acquiring all or substantially all of the assets or stock of another corporation or business entity, merging or consolidating with another corporation or business entity, or entering into any other business combination with another corporation or business entity;

                      iv.           Dissolving or liquidating the Coating
                                    Company;

                       v. Selling or issuance by the Coating Company of any of its Shares or other securities, including treasury Shares, or creating or issuing new classes of Shares or other securities;

                      vi. Amending the Coating Company's Articles or Regulations, provided, however, that no amendment to Article 4 purporting to change the rights of Preferred Shareholders shall be made without the consent of the preferred shareholders;

                     vii.           Assigning,  transferring,   settling,
                                    compromising, cancelling  or releasing  any
                                    claim of, or debt owed to, the Coating
                                    Company in excess of Two Hundred Fifty
                                    Thousand Dollars ($250,000) (in   the
                                    aggregate in any one calendar year) or any customer debt in excess of five percent (5%) of the Coating Company's gross revenues for any one calendar year without receiving full payment by the Coating Company;

                    viii. Making,executing or delivering any general assignment for the benefit of creditors or any bond,guaranty, indemnity bond, or surety bond, or filing any petition for bankruptcy or similar proceeding under any state law or deciding not to contest any involuntary petition in bankruptcy;

                      ix.           Confessing a judgment;

                       x. Providing for or changing the compensation, including bonuses, of any officer or Director of the Coating Company;

                      xi. Authorizing any stock split, including any reverse stock split;

                     xii. Authorizing, approving or entering into any agreement or agreements with or for the benefit of any Shareholder, Director or officer of the Coating Company, or any person who is related to or affiliated, directly or indirectly, with any Shareholder, Director or officer of the Coating Company;

                    xiii. Creating, continuing or contributing to any pension or profit sharing plan;

                     xiv. Incurring or modifying the terms of any bank, governmental or other debt;

                      xv. Agreeing to cease doing business or dissolve the Coating Company;

                     xvi. Purchasing any Shares of the Coating Company from any Shareholder;

                    xvii.           Entering into any agreement that provides
                                    for any of the matters described   in
                                    Paragraphs (i) through (xvi) above.

                  Section 3.06. Effect of Bankruptcy.

                  Notwithstanding anything to the contrary stated hereinabove, in the event that a party files a petition of bankruptcy, Chapter 7 or 11, or insolvency or similar process and consequently thereafter rejects its obligations hereunder and fails to perform, then the other party shall have the power to appoint any and all directors and officers of the corporation.

                                  ARTICLE FOUR
                Agreements Concerning Construction, Development,
                  Operation and Funding of the Coating Company

                  Section 4.01. Funding and Contribution of Land Equipment, etc.

                  A. Wheeling-Pittsburgh Contributions. Depending upon the best tax consequences, Wheeling-Pittsburgh shall either contribute or lease to the Coating Company the land necessary to develop the Coating Company and the processing equipment it currently owns. The land and equipment are described on
Exhibit 4.01 hereof and shall be contributed at their fair market value as determined by an arms-length appraisal. The land and equipment described on
Exhibit 4.01 shall be part of Wheeling- Pittsburgh's capital contribution to the Coating Company and Wheeling-Pittsburgh shall contribute the difference between the fair market value of the land and equipment and Six Million Dollars ($6,000,000) in cash as its additional share of the capital of the Coating Company. These contributions of assets and cash shall be Wheeling-Pittsburgh's total equity contribution to the Coating Company and shall entitle Wheeling-Pittsburgh to fifty percent (50%) of the 1200 Common Shares of the Coating Company.

                  B. Dong Yang America's Contributions. Dong Yang America shall contribute Six Million Dollars ($6,000,000) in cash to the Coating Company as its share of the capital of the Coating Company and shall be entitled to fifty percent (50%) of the 1200 Common Shares of the Coating Company.

                  C. Nittetsu's Contributions. Nittetsu shall contribute Three Million Dollars ($3,000,000) in cash to the Coating Company as its share of capital and shall be entitled to 100% of the 300 non-voting cumulative Preferred Shares of the Coating Company.

                  Section 4.02. Guaranty and Other Securitization of Loans and Financing. The parties acknowledge and agree that the development of the tinplating line by the Coating Company shall cost approximately Sixty-Eight Million Dollars ($68,000,000). In addition to the capital contributions described in Section 4.01 hereof, the parties acknowledge and agree that they will attempt to obtain a Ten Million Dollar ($10,000,000) loan from the State of Ohio (secured by a lien on the land and building of the Coating Company), a Sixteen Million Five Hundred Thousand Dollar ($16,500,000) loan provided by or through Dong Yang America, and an additional Sixteen Million Five Hundred Thousand Dollar ($16,500,000) loan provided by or through Wheeling-Pittsburgh. Both Dong Yang America and Wheeling-Pittsburgh shall be responsible for securing or guaranteeing their respective loans described in the preceding sentence if required. Additional financing in approximately the amount of Ten Million Dollars ($10,000,000) secured, if necessary, by liens on the Coating Company's equipment will be sought from other sources.

                  In addition to the capital contributions described above, Wheeling-Pittsburgh and Dong Yang America agree to contribute any additional funds (to cover cost overruns) and working capital (by capital contribution or loan) that the Coating Company is unable to secure independently from third parties. Such additional contributions or loans shall be made in proportion to their ownership of Common Shares.

                  Section 4.03. Design of Line, Provision of Expertise, Purchase of Equipment, Etc.. Dong Yang America and Wheeling- Pittsburgh agree (i) to be responsible for designing the tin mill line (the "Line") to be constructed by the Coating Company and (ii) to provide whatever additional expertise is required to design the Line, purchase the equipment and materials to develop the Line, and install and operate the Line.

                  The Line shall be designed to produce tin mill products within the ranges specified in Exhibit 4.03.

                  Section 4.04. Construction of the Facility. Dong Yang America and Wheeling-Pittsburgh agree to designate a project manager for the development of the building, the Line and the improvements necessary to develop the Line (the "Facility) and he will have responsibility and authority to develop the Facility. Both Dong Yang America and Wheeling-Pittsburgh agree to provide, during the construction phase, management and technical assistance to the Coating Company by contributing qualified personnel at no charge. Only the actual Out-of-Pocket Expenses incurred by the personnel so contributed shall be reimbursed by the Coating Company. All Out-of-Pocket Expenses will be subject to audit by the Coating Company.

                                  ARTICLE FIVE

                       Restrictions on Transfer, Issuance
                             or Repurchase of Shares

                  Section 5.01. Shareholder Transfer Restrictions. In addition to the requirements of Article NINE, no Shareholder shall, except as otherwise expressly provided elsewhere in this Agreement, pledge, hypothecate, otherwise encumber, give, sell, transfer or otherwise distribute (hereinafter collectively "Transfer"), any Shares of the Coating Company unless such Transfer shall have been previously approved by the holders of Shares entitling them to exercise not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the Common Shares of the Coating Company.

                  Section 5.02. Issuance Restriction on the Coating Company. The Coating Company shall not issue, sell or otherwise distribute ("Issuance") any of its Shares (whether authorized but unissued Shares or treasury Shares) to any person, firm, corporation, partnership, trust or other entity unless (i) such Issuance shall have been previously approved by the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding Common Shares of the Coating Company and (ii) such person shall simultaneously become bound by the terms and conditions of this Agreement by executing an amendment to this Agreement satisfactory to all of the Common Shareholders.

                  Section 5.03. Repurchase Restrictions. The Coating Company shall not purchase, and no Shareholder shall sell to the Coating Company, any of Coating Company's own Shares, whether pursuant to the exercise by the Coating Company of a purchase right or otherwise, if immediately thereafter, its assets would be less than its liabilities plus its stated (paid in) capital, if any, or if it is insolvent, or if there is a reasonable ground to believe by such persons it would be rendered insolvent. For the purposes of this Section 5.03, the term "Insolvent" means that the Coating Company is unable to pay its obligations as they become due in the usual course of its business.

                  Section 5.04. Reasonable Restriction. Each Shareholder and the Coating Company agree and acknowledge that the restrictions on Transfer and Issuance imposed by this Agreement are imposed to accomplish legitimate purposes of the Coating Company, and that such restrictions are not more restrictive than necessary to accomplish those purposes.

                  Section 5.05. Unauthorized Transfers are Null and Void. If any Shareholder shall make a purported Transfer of all or any part of the Shares of the Coating Company held by it in a transaction that contravenes this Agreement (hereinafter called the "Breach Shares"), such purported Transfer ("Breach") shall be void and of no effect whatsoever.

                                   ARTICLE SIX

                Share Purchase Option After a Change in Control,
           Buyout Offer After an Impasse, and Preferred Share Buyback

                  Section 6.01. Notice of Change in Control. Promptly after a Change in Control has occurred with respect to Wheeling-Pittsburgh, Wheeling-Pittsburgh shall notify Dong Yang America in writing of such occurrence. Promptly after a Change in Control has occurred with respect to Dong Yang America or its parent company, Dong Yang America shall notify Wheeling-Pittsburgh in writing of such occurrence.

                  Section 6.02. Purchase Option After a Change in Control. For forty-five (45) days after a party receives notice from the other party pursuant to Section 6.01 hereof that a Change in Control of the other party has occurred, the party receiving the notice shall have the right and option to purchase all, but not less than all, of the Shares owned by the other party at a price equal to the original Purchase Price of $10,000 per share plus (a) 10% interest compounded from the date of original issuance of the Shares to be purchased, or
(b) Fair Market Value, whichever is greater. The holder of the option shall exercise it by providing to the other party written notice, as provided in this Agreement, of such exercise within such forty-five (45) day period.

                  Section 6.03. Buyout Offer After an Impasse. If an Impasse shall be deemed to have occurred, then Dong Yang America and Wheeling-Pittsburgh shall each have the right to negotiate a buyout of the other's Shares on terms that are mutually acceptable to both. Both Dong Yang America and Wheeling-Pittsburgh recognize that any buyout offer made pursuant to this
Section 6.03 must be based on a Purchase Price of $10,000 per share plus (a) 10% interest compounded from the date of original issuance of the Common Shares to be purchased, or (b) Fair Market Value, whichever is greater.

                  Section 6.04. Buyback of Preferred Shares. If (a) Nittetsu, in its capacity as distributor, terminates its Distribution Agreement with Coating Company pursuant to Section 4(a) thereof, or (b) the Coating Company elects not to renew Nittetsu's Distribution Agreement after the expiration of the original term or any renewal term, or (c) Nittetsu elects not to renew the Distribution Agreement after the expiration of the original term or any renewal term, then, in any event, Coating Company shall buy back Nittetsu's Preferred Shares. The obligation to repurchase under parts (a) and (b) of this Section becomes effective when the event of termination or expiration becomes effective. The obligation to repurchase under part (c) of this Section becomes effective two
(2) years after the placement of the last purchase order. The buyback price shall be equal to the initial purchase price plus accumulated dividends payable in accordance with Article 4 of Coating Company's Articles of Incorporation. Once effective, the buyback shall be carried out within 90 days of the qualifying event.

                  Section 6.05. Payment Term. The payment terms for the purchase of Shares pursuant to Article Six shall be as provided in Article Eight of this Agreement.

                  Section 6.06. Closing. The closing of the purchase of Shares pursuant to Article Six shall be held in Martins Ferry, Ohio on or before sixty
(60) days after the date written notice of exercise of the option or impasse is given.

                                  ARTICLE SEVEN

                                 Purchase Price

                  Section 7.01. Purchase Price. The initial purchase price to be paid for each Common Share of the Coating Company pursuant to this Agreement shall be Ten Thousand Dollars ($10,000.00) per Share. The initial purchase price to be paid for each Preferred Share shall be Ten Thousand Dollars ($10,000) per Preferred Share.

                  Section 7.02. Books and Records. The Coating Company shall maintain its books and records of account in accordance with generally accepted accounting principles, consistently applied, subject to the continuation of any such accounting practices as are approved by all (100%) of the Common Shareholders.

                                  ARTICLE EIGHT

                               Payment for Shares

                  Section 8.01. Payment Terms. The initial share purchases shall be made in accordance with Schedule A attached hereto. Unless otherwise agreed by the purchaser and the seller, payment for all Shares subsequently purchased pursuant to this Agreement shall be made in full at the closing in either cash or other immediately available funds.

                                  ARTICLE NINE

                   Securities Law Restrictions and Provisions

                  Section 9.01. Restrictive Legend. Except as provided in
Section 9.02 of this Agreement, each certificate representing (a) the Shares and
(b) any other securities issued in respect of the Shares upon any stock split, stock dividend, merger, recapitalization, consolidation or similar event shall bear a legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, ASSIGNED, CONVEYED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT: (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER APPLICABLE SECURITIES LAWS; OR (2) PURSUANT TO AN OPINION OF COUNSEL, WHICH HAS BEEN OBTAINED BY THE HOLDER AND WHICH IS IN ALL RESPECTS SATISFACTORY TO THE COATING COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED FROM SUCH HOLDER TO LAWFULLY EFFECT SUCH SALE, ASSIGNMENT, CONVEYANCE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS, PROVISIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) CONTAINED IN THE AMENDED AND RESTATED CLOSE CORPORATION AND SHAREHOLDER'S AGREEMENT DATED AS OF MARCH 24, 1994 AS THE SAME MAY BE AMENDED FROM TIME TO TIME WHICH WAS DULY ASSENTED TO BY ALL THE SHAREHOLDERS OF THE CORPORATION AS PROVIDED IN SECTION 1701.591 OF THE OHIO REVISED CODE.

                  THE CORPORATION WILL MAIL TO THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE A COPY OF THE CLOSE CORPORATION AND SHAREHOLDER'S AGREEMENT AND OF THE EXPRESS TERMS OF THE SHARES REPRESENTED BY THE CERTIFICATE AND OF THE OTHER CLASS OR CLASSES AND OF SERIES SHARES, IF ANY, WHICH THE COATING COMPANY IS AUTHORIZED TO ISSUE, WITHIN FIVE (5) DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR.

                  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NO BEEN QUALIFIED WITH THE

                  COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS LAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA SECURITIES ACT. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                  THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE DELAWARE SECURITIES ACT AND MAY NOT BE SUBSEQUENTLY TRANSFERRED OR SOLD UNLESS SUCH TRANSFER OR SALE IS PROPERLY REGISTERED OR EXEMPTED UNDER THE DELAWARE SECURITIES ACT.

Each Shareholder consents to the Coating Company making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Agreement.

                  Section 9.02. Exception to Legend Requirement. A certificate representing Shares shall not be required to bear the portion of the restrictive legend relating to the securities law as set forth in Section 9.01 if, in the opinion of counsel for the Coating Company, such legend is not required in order to establish compliance with the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities law.

                  Section 9.03. Notice of Proposed Transfer. Unless there is in effect a registration statement under the Securities Act or under the applicable state securities law, prior to making any transfer of Shares bearing the legend specified in 9.01, the Shareholder shall at its expense provide the Coating
Company: (i) an unqualified written opinion of legal counsel (which shall be, reasonably satisfactory to the Coating Company) addressed to the Coating Company and to the effect that such Transfer may be effected without registration under the Securities Act and under applicable state securities laws; and (ii) such other information as the Coating Company may reasonably request regarding the proposed Transfer.

                                   ARTICLE TEN

                   Voting of Shares Subject to Purchase Rights

                  Section 10.01. Voting of Shares Subject to Purchase Rights. Any Shareholder or its legal representative whose Shares are being purchased pursuant to the exercise of one or more of the purchase rights provided for in this Agreement shall promptly cause each Share certificate evidencing any such Shares to be appropriately endorsed and delivered to the purchaser thereof. During the period commencing on the exercise of one or more of such purchase rights and ending upon the delivery of the Share certificate or certificates and/or upon delivery of the documents required by the regulations for a lost or destroyed certificate, each of such Shares evidenced by a certificate which shall not have been so endorsed and delivered shall be voted by the purchaser thereof as if he had received the certificates. In connection with such determination any resulting fractional Share votes shall be counted and given effect rather than rounded.

                                 ARTICLE ELEVEN

                                  Miscellaneous

                  Section 11.01. Financial Information. Upon the request of any Shareholder, the Coating Company will deliver the following reports to such Shareholder, provided, however, that no Shareholder shall be provided with any confidential or proprietary commercial information such as customer lists or marketing plans:

                  (a) As soon as practicable after the end of each fiscal year but, in any event, within 90 days thereafter, consolidated balance sheets of the Coating Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, consolidated statements of shareholders' equity and consolidated statements of cash flow of the Coating Company and its subsidiaries, if any, for such year, prepared in accordance with the accrual method of accounting and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. These statements shall be audited by independent, certified public accountants.

                  (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Coating Company but, in any event, within forty-five (45) days thereafter, consolidated statements of income and consolidated statements of cash flows, of the Coating Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with the accrual method of accounting and setting forth in each case in comparative form the figures for the corresponding period during the previous fiscal year, all in reasonable detail.

                  (c) Within thirty (30) days prior to the beginning of each fiscal year, an annual plan approved by the Directors of the Coating Company as provided in Section 3.02 hereof, setting forth full and complete forecasted consolidated balance sheets, consolidated statements of income, and consolidated statements of cash flow for such fiscal year and for each quarter within that year and summarizing the marketing, production, research and development, organization and staffing, and financial strategies which support the annual plan's forecasted figures.

                  Section 11.02. Additional Information. Upon the request of any Shareholder, the Coating Company will deliver or provide to such Shareholder:

                  (a) With reasonable promptness, such other information and data with respect to the Coating Company and its subsidiaries, if any, as any such Shareholder may from time to time reasonably request, provided, however, that no Shareholder shall be provided with any confidential or proprietary commercial information such as customer lists or marketing plans.

                  (b) The right, at its expense, no more often than one time per calendar quarter, to visit and inspect any of the property of the Coating Company, to examine and copy its books of account and records, and to discuss its affairs, finances and accounts with the Coating Company officers, all at such reasonable times with reasonable notice.

                  Section 11.03. Notices. Any notices, demands or other communications (collectively, "Notices") required or permitted to be given by any party to another under this Agreement shall be in writing, either delivered by hand to the other party at that party's address set forth below, or sent by postage prepaid certified mail, return receipt requested, or sent via facsimile transmission, or by courier to the other party at that party's address set forth below. A Notice delivered by hand shall be deemed to have been given when it is received by the party to whom it is being given. A Notice sent by certified mail or courier shall be deemed to have been given upon the signing of the notice of receipt or refusal after such Notice has been mailed/sent to the Notice address of the recipient. The facsimile copy shall be deemed received when acknowledged by the receiver. The Notice addresses of the parties are as follows:

                  If to the Coating Company:

                        Ohio Coatings Company
                        P. O. Box 339
                        Martins Ferry, Ohio   43935

                  If to Dong Yang America:

                        Dong Yang Tinplate America Corp.
                        880 West First Street, Suite 525
                        Los Angeles, CA 90012

                  If to Wheeling-Pittsburgh:

                        Attn:  President
                        Wheeling-Pittsburgh Corporation
                        110 East 59th Street, 30th Floor
                        New York, New York 10022

                  with a copy to:

                        Attn: James T. Gibbons

                        Wheeling-Pittsburgh Steel Corporation
                        1134 Market Street
                        Wheeling, West Virginia    26003

                  If to Nittetsu:

                        Nittetsu Shoji America, Inc.
                        Citicorp Plaza, Suite 1860
                        725 S. Figueroa Street
                        Los Angeles, CA 90017

Any change in the Notice address of a party for the purpose of Notice under this
Section 11.03 may be effected only by Notice given to all of the other parties.

                  Section 11.04. Successors, Assigns, etc. The terms and provisions hereof shall bind and inure to the benefit of the parties and their respective heirs, successors and permitted assigns (including successive, as well as immediate, successors and assigns).

                  Section 11.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

                  Section 11.06. Waiver. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

                  Section 11.07. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

                  Section 11.08. Tolling of Time. The running of any period of time during which, under this Agreement, any right may be exercised or any obligation must be performed shall be tolled for as long as the order of any court shall prohibit the exercise of any such right or the performance of any such obligation.

                  Section 11.09. Amendment or Termination of this Agreement; Action by Shareholders. Without the written consent of Shareholders owning at least eighty percent (80%) of the Shares then outstanding, (i) this Agreement may not be amended or terminated, provided, however, that no section of this Agreement describing the rights and/or obligations of Preferred Shareholders shall be amended or terminated without the consent of such Preferred Shareholder. Neither the Coating Company nor any shareholder shall do or cause to be done anything that would result in the invalidation of this Agreement, including causing the Coating Company to become a public company.

                  Section 11.10. Entire Agreement. This Agreement along with the Letter of Intent dated June 21, 1994, which refers to the Raw Materials Supply Agreement, Equipment Supply Agreement, the loan agreements provided for in
Section 4.02 and Distribution Agreement(s) are the entire and exclusive statement of the parties' agreement and they supersede all prior agreements, understandings, negotiations and discussions among the parties, whether oral or written, including, without limitation, prior letters of intent.

               Section 11.11. Provisions Severable. If any provision of this Agreement or the application of any such provision to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provisions of this Agreement or the application of such provisions to any other person or circumstance, all of which other provisions shall remain in full force and effect; and, if any provision of this Agreement is capable of two constructions, one of which would render the provision invalid, then such provision shall have the meaning which renders it valid.

                  Section 11.12. Effect of Invalidation and Termination. If all of the terms and conditions precedent set forth in the Letter of Intent dated June 21, 1994 have not been satisfied or waived prior to the expiration date set forth therein, or any extensions thereof, then this Shareholder's Agreement shall terminate and the Coating Company shall unwind all prior transactions and return all equity contributions to their respective contributors.

                  In the event of any invalidation of this Agreement pursuant to the provisions of Section 1701.591 of the Ohio Revised Code or the termination of this Agreement pursuant to any provision set forth herein, the entire Agreement shall be of no further effect and all aspects of the internal affairs of the Coating Company and the regulations of the holders of the Common Shares and Preferred Shares among themselves shall be governed by the Articles and Regulations of the Corporation as then in effect.

                  Section 11.13. Pronouns. When used in this Agreement, each pronoun and the term "Person" shall be deemed to mean one or more individuals, firms, corporations (non-profit or for profit), trusts, partnerships, unincorporated societies or associations, governmental bodies or any agency or subdivision thereof, or any other entities, as the context or circumstances may indicate.

                  Section 11.14. Captions. The captions contained in this Agreement were included only for convenience or reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

                  Section  11.15.  Exhibits   Incorporated  by  Reference.   All
exhibits attached hereto are incorporated by reference as if fully rewritten herein.

                  Section 11.16. Mandatory Arbitration. Any dispute that may arise regarding the rights or duties of the parties established pursuant to the provisions of this Agreement, except pursuant to the provisions of Section 3.05(C)(b)(1), or regarding the enforcement of such provisions, shall be subject to the provisions of this Section 11.16. In the event that any such dispute shall arise, the parties shall in good faith attempt to amicably resolve said dispute. In the event that a resolution cannot be reached within fifteen (15) days, any party to the dispute may submit such dispute to arbitration in Pittsburgh, Pennsylvania or in another mutually acceptable location in accordance with the rules of the American Arbitration Association then prevailing; provided, however, such dispute shall be arbitrated and a decision rendered within a sixty
(60) day period. The arbitrator may issue any order or provide any remedy existing in law or equity and his or her decision shall be final and binding. Each party to the arbitration shall be responsible for its pro rata share of the arbitration costs, including the fee of the arbitrator.

                  Section 11.17. Approval of Agreement. The effectiveness of this agreement is subject to the approval of the respective Boards of Directors of each of Dong Yang, Wheeling-Pittsburgh, Nittetsu Shoji and the Coating Company on or before September 21, 1994.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its duly authorized officer to be effective as of the date first above written.


WITNESSETH:                           DONG YANG TINPLATE AMERICA CORP.


______________________                By:________________________________

                                      Its:

                                      Date:  February 21, 1995


                                      WHEELING-PITTSBURGH CORPORATION



______________________                By:________________________________
                                                James L. Wareham
                                      Its:      President

                                      Date:  February 21, 1995

                                      NITTETSU SHOJI AMERICA, INC.



______________________                By:________________________________

                                      Its:

                                      Date: February 21, 1995


                                      OHIO COATINGS COMPANY



______________________                By:________________________________

                                      Its:       President & CEO

                                      Date:      February 21, 1995

STATE OF WEST VIRGINIA,
COUNTY OF OHIO:


                  I, Diane Y. Duncan, Notary of said County and State, do certify that _________________________, who signed the writing hereto annexed bearing date the _______ day of ________________, 1995, for DONG YANG TINPLATE AMERICA CORP., has this day acknowledged the said writing to be the act and deed of said corporation.

                  Given under my hand and official seal this _______ day of ________________, 1995.


                                             __________________________________
                                                          Notary Public
My Commission Expires:
October 28, 1997


STATE OF WEST VIRGINIA,
COUNTY OF OHIO:


                  I, Diane Y. Duncan, Notary of said County and State, do certify that James L. Wareham, who signed the writing hereto annexed bearing date the _______ day of ________________, 1995, for

WHEELING-PITTSBURGH CORPORATION has this day acknowledged the said writing to be the act and deed of said corporation.

                  Given under my hand and official seal this _______ day of ________________, 1995.


                                           ____________________________________
                                                     Notary Public

My Commission Expires:
October 28, 1997


STATE OF WEST VIRGINIA,
COUNTY OF OHIO:


                  I, Diane Y. Duncan, Notary of said County and State, do certify that , who signed the writing hereto annexed bearing date the _______ day of ________________, 1995, for NITTETSU SHOJI AMERICA, INC., has this day acknowledged the said writing to be the act and deed of said corporation.

                  Given under my hand and official seal this _______ day of ________________, 1995.


                                            ___________________________________
                                                     Notary Public
My Commission Expires:
October 28, 1997

STATE OF WEST VIRGINIA,
COUNTY OF OHIO:


                  I, Diane Y. Duncan, Notary of said County and State, do certify that ____________________________, who signed the writing hereto annexed bearing date the _______ day of ________________, 1995, for OHIO COATINGS COMPANY, has this day acknowledged the said writing to be the act and deed of said corporation.

                  Given under my hand and official seal this _______ day of ________________, 1995.


                                            ___________________________________
                                                     Notary Public
My Commission Expires:
October 28, 1997

                                      INDEX

                                                                            Page
                                                                            ----

ARTICLE ONE             Definitions.......................................... 2

         Section 1.01   Defined Terms........................................ 2
         Section 1.02   Articles............................................. 2
         Section 1.03   Change in Control.................................... 2
         Section 1.04   Code of Regulations.................................. 3
         Section 1.05   Impasse.............................................. 3
         Section 1.06   Fair Market Value.................................... 4
         Section 1.07   Shareholder.......................................... 4
         Section 1.08   Share................................................ 4
         Section 1.09   Common Share......................................... 4
         Section 1.10   Preferred Share...................................... 4
         Section 1.11   Substrate............................................ 4
         Section 1.12   Toll Processing...................................... 4
         Section 1.13   Raw Materials Supply Agreement....................... 5
         Section 1.14   Start-Up Date........................................ 5
         Section 1.15   Wheeling-Pittsburgh.................................. 5
         Section 1.16   Out-of-Pocket Expenses............................... 5

ARTICLE TWO             Close Corporation Agreement.......................... 5

         Section 2.01   Close Corporation Agreement.......................... 5

ARTICLE THREE           Corporate Governance................................. 6

         Section 3.01   Shareholders' Authority.............................. 6
         Section 3.02   Directors' Authority................................. 6
         Section 3.03   Election and Number of
                        Directors............................................ 7
         Section 3.04   Selection of Officers and
                        Authority of Officers................................ 8
         Section 3.05   Director Authority and Major
                        Corporate Decisions.................................. 9
         Section 3.06   Effect of Bankruptcy.................................12

ARTICLE FOUR            Agreements Concerning Construction,
                        Development, Operation and Funding
                        of the Coating Company...............................13

         Section 4.01   Funding and Contribution of
                         Land Equipment, etc.................................13
         Section 4.02   Guaranty and Other Securi-
                         tization of Loans and
                         Financing...........................................14
         Section 4.03   Design of Line, Provision of
                         Expertise, Purchase of
                         Equipment, Etc......................................15
         Section 4.04   Construction of the Facility.........................15

                                                                            Page
                                                                            ----

ARTICLE FIVE            Restrictions on Transfer, Issuance
                        or Repurchase of Shares..............................16

         Section 5.01   Shareholder Transfer
                         Restrictions........................................16
         Section 5.02   Issuance Restriction on the
                         Coating Company.....................................17
         Section 5.03   Repurchase Restrictions..............................17
         Section 5.04   Reasonable Restriction...............................18
         Section 5.05   Unauthorized Transfers are Null
                         and Void............................................18

ARTICLE SIX             Share Purchase Option After a Change
                        in Control and Buyout Offer After an
                        Impasse..............................................18

         Section 6.01   Notice of Change in Control..........................18
         Section 6.02   Purchase Option After a
                         Change in Control...................................18
         Section 6.03   Buyout Offer After an
                         Impasse.............................................19
         Section 6.04   Buyback of Preferred Shares..........................19
         Section 6.05   Payment Term.........................................20
         Section 6.06   Closing..............................................20

ARTICLE SEVEN           Purchase Price.......................................20

         Section 7.01   Purchase Price.......................................20
         Section 7.02   Books and Records....................................20

ARTICLE EIGHT           Payment for Shares...................................21

         Section 8.01   Payment Terms........................................21

ARTICLE NINE            Securities Law Restrictions and
                         Provisions..........................................21

         Section 9.01   Restrictive Legend...................................21
         Section 9.02   Exception to Legend Requirement......................23
         Section 9.03   Notice of Proposed Transfer..........................23

ARTICLE TEN             Voting of Shares Subject to Purchase
                        Rights...............................................23

         Section 10.01  Voting of Shares Subject to
                         Purchase Rights.....................................23

ARTICLE ELEVEN          Miscellaneous........................................24

         Section 11.01  Financial Information................................24
         Section 11.02  Additional Information...............................25
         Section 11.03  Notices..............................................26

         Section 11.04  Successors, Assigns, etc.............................28
         Section 11.05  Governing Law........................................28
         Section 11.06  Waiver...............................................28
         Section 11.07  Counterparts.........................................28
         Section 11.08  Tolling of Time......................................28
         Section 11.09  Amendment or Termination of
                            this Agreement; Action by
                        Shareholders.........................................29
         Section 11.10  Entire Agreement.....................................29
         Section 11.11  Provisions Severable.................................29
         Section 11.12  Effect of Invalidation and
                         Termination.........................................30
         Section 11.13  Pronouns.............................................30
         Section 11.14  Captions.............................................30
         Section 11.15  Exhibits Incorporated by
                         Reference...........................................31
         Section 11.16  Mandatory Arbitration................................31
         Section 11.17  Approval of Agreement................................31




EXHIBITS

         4.01           Description of Non-Cash Contributions
         4.03           Description of Product Ranges

SCHEDULES

         A.             Initial Equity Contributions

                                CLOSE CORPORATION

                           AND SHAREHOLDERS' AGREEMENT


                                     between

                        Dong Yang Tinplate America Corp.

                                       and

                          Nittetsu Shoji America, Inc.

                                       and

                         Wheeling-Pittsburgh Corporation

                                       and

                              Ohio Coatings Company

                      DESCRIPTION OF NON-CASH CONTRIBUTIONS


                                  Exhibit 4.01

                                     to the

                                CLOSE CORPORATION

                           AND SHAREHOLDERS' AGREEMENT

                                     between

                        Dong Yang Tinplate America Corp.

                                       and

                          Nittetsu Shoji America, Inc.

                                       and

                         Wheeling-Pittsburgh Corporation

                                       and

                              Ohio Coatings Company

                          DESCRIPTION OF PRODUCT RANGES


                                  Exhibit 4.03

                                     to the

                                CLOSE CORPORATION

                           AND SHAREHOLDERS' AGREEMENT

                                     between

                        Dong Yang Tinplate America Corp.

                                       and

                          Nittetsu Shoji America, Inc.

                                       and

                         Wheeling-Pittsburgh Corporation

                                       and

                              Ohio Coatings Company

                          EQUITY CONTRIBUTION SCHEDULE


                                   Schedule A

                                     to the

                                CLOSE CORPORATION

                           AND SHAREHOLDERS' AGREEMENT

                                     between

                        Dong Yang Tinplate America Corp.

                                       and

                          Nittetsu Shoji America, Inc.

                                       and

                         Wheeling-Pittsburgh Corporation

                                       and

                              Ohio Coatings Company